Exhibit 10.1.2
Aspen Aerogels, Inc.
2001 Equity Incentive Plan (as amended through May 18, 2011)
Incentive Stock Option Certificate
     Aspen Aerogels, Inc., a Delaware corporation (the “Company”), hereby grants to the person named below (the “Optionee”) an option (the “Option”) to purchase shares of its Common Stock (the “Shares”) under and for the purposes set forth in the Company’s 2001 Equity Incentive Plan, as amended through May 18, 2011 (the “Plan”), exerciseable on the following terms and conditions and those set forth in the Incentive Stock Option Agreement (the “Agreement”) attached to this Incentive Stock Option Certificate (this “Certificate”).

Name of Optionee:	_________________________

Address:	_________________________

Social Security Number:	_________________________

Number of Shares:	_________________________

Purchase Price:	$[___] per share

Date of Grant:	________________________

Exercisability Schedule:	25% of the Shares will vest and become exerciseable on the first anniversary of the Date of Grant, and the remaining 75% shall vest and become exerciseable in equal monthly installments over the 36 months following the first anniversary of the Date of Grant.

Expiration Date:	______________________
This Option is intended to be treated as an Incentive Stock Option under section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). By acceptance of this Option, the Optionee agrees to the terms and conditions set forth in this Certificate, the Agreement, and the Plan. This Certificate shall serve as the signature page of the Optionee and the Company to the Agreement.

OPTIONEE	ASPEN AEROGELS, INC.

By: ____________________________	By: ________________________

Name:	Name: Donald R. Young
Title: President & Chief Executive Officer

INCENTIVE STOCK OPTION AGREEMENT
ASPEN AEROGELS, INC.
     AGREEMENT made as of the Date of Grant (as defined in the Incentive Stock Option Certificate to which this Incentive Stock Option Agreement is attached (the “Certificate”)) between Aspen Aerogels, Inc., a Delaware corporation (the “Company”), and the Optionee (as defined in the Certificate).
     WHEREAS, the Company desires to grant to the Optionee an option (the “Option”) to purchase shares of its Common Stock (the “Shares”), under and for the purposes set forth in the Company’s 2001 Equity Incentive Plan, as amended through May 18, 2011 (the “Plan”); and
     WHEREAS, the Company and the Optionee understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and
     WHEREAS, the Company and the Optionee each intend that the Option granted herein qualify as an Incentive Stock Option.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:
     1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option to purchase all or any part of that number of Shares set forth in the Certificate, on the terms and conditions and subject to all the limitations set forth herein and in the Certificate and the Plan, which are incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Certificate and the Plan.
     2. PURCHASE PRICE. The purchase price of the Shares covered by the Option is set forth in the Certificate. Payment shall be made in accordance with Section 5(d). of the Plan.
     3. EXERCISABILITY OF OPTION. Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become exercisable only with respect to Shares that have vested as set forth in the Certificate.
     4. TERM OF OPTION. The Option shall terminate ten (10) years from the date of this Agreement or, if the Optionee owns as of the date hereof more than 10% of the total combined voting power of all classes of capital stock of the Company or an Affiliate, five (5) years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan. If the Optionee ceases to be an employee of the Company or of an Affiliate (for any reason other than the death or Disability of the Optionee or termination by the Optionee’s employer for Cause), the Option may be exercised, if it has not previously terminated, within ninety (90) days after the date the Optionee ceases to be an employee of the Company or an Affiliate, at such time as may be specified by the Board at or after the time of grant or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter

     In the event the Optionee’s employment is terminated by the Optionee’s employer for Cause, the Optionee’s right to exercise any unexercised portion of this Option shall cease as of such termination, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Optionee’s termination as an employee, but prior to the exercise of the Option, the Board determines that, either prior or subsequent to the Optionee’s termination, the Optionee engaged in conduct which would constitute Cause, then the Optionee shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.
     In the event of the Disability of the Optionee, as determined in accordance with the Plan, or if the Optionee is determined to be disabled under the Company’s long-term disability plan, the Option shall be exercisable within one (1) year after the termination of Optionee’s employment or, if earlier, within the term originally prescribed by the Option.
     In the event of the death of the Optionee while an employee of the Company or of an Affiliate, the Option shall be exercisable by the Optionee’s Survivors within one (1) year after the date of death of the Optionee or, if earlier, within the originally prescribed term of the Option.
     5. METHOD OF EXERCISING OPTION.
     (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company at its principal executive office in substantially the form of Exhibit A attached hereto. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person so exercising the Option. Payment of the purchase price for such Shares shall be made in accordance with Section 5(d). of the Plan. The Company shall deliver a certificate or certificates representing such Shares to the Escrow Agent as set forth below as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered to the Escrow Agent as provided below. In the event the Option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.
     (b) As security for the faithful performance of the terms of this Agreement and to insure the availability for delivery of the Optionee’s Shares pursuant to this Agreement, the Optionee agrees to deliver to and deposit with the Secretary of the Company, or such other person designated by the Company, as escrow agent (the “Escrow Agent”), a stock assignment duly endorsed (with date and number of Shares in blank) in the form prescribed by the Escrow Agent together with any certificate or certificates evidencing Shares. The Escrow Agent shall hold such documents in escrow pursuant to the terms of this Agreement, including without limitation this Section 5(b).
     6. PARTIAL EXERCISE. Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.
     7. NON-ASSIGNABILITY. The Option shall not be transferable by the Optionee other than (i) by will or by the laws of descent and distribution, (ii) to such Optionee’s spouse or children (or step-children) or to a trust the sole beneficiaries of which are the Optionee’s spouse and/or children (or step-children), provided that all voting rights with respect to any Shares remain with the Optionee, or (iii) to irrevocable trusts or other estate planning entities for tax or estate planning purposes; provided that in each case the transferee(s) shall hold the Option or any Shares subject to the same restrictions applicable hereunder to the Optionee and shall agree in writing to be bound by the terms of the Stockholders’ Agreement. Except as provided in the preceding sentence, the Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee (or, in the event of legal incapacity or incompetency, by the Optionee’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.
     8. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Optionee shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Optionee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.
     9. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.
     10. TAXES. The Optionee acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Optionee’s responsibility. In the event of a Disqualifying Disposition (as defined in Section 15 below) or if the Option is converted into a Non-Qualified Stock Option and such Non-Qualified Stock Option is exercised, the Company may withhold from the Optionee’s remuneration, if any, the minimum required federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Optionee on exercise of the Option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount under-withheld.
     11. PURCHASE FOR INVESTMENT. Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:
     (a) The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS;” and
     (b) If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).
     12. RESTRICTIONS ON TRANSFER OF SHARES.
     (a) The Shares acquired by the Optionee pursuant to the exercise of the Option granted hereby shall not be transferred by the Optionee except as permitted under the terms of the Fifth Amended and Restated Stockholders’ Agreement among the Company and the Stockholders (as defined therein) dated as of September 22, 2010, and all amendments, modifications, substitutions and replacements thereto (the “Stockholders’ Agreement”). The Optionee agrees to become a party to the Stockholders’ Agreement upon acquiring any Shares by exercise of the Option.
     (b) In the event of the Optionee’s termination of employment for any reason, the Company shall have the option, but not the obligation, to repurchase all or any part of the Shares issued pursuant to this Agreement (including, without limitation, Shares purchased after termination of employment, Disability or death in accordance with Section 4 hereof). In the event the Company does not exercise its option pursuant to this Section 12(b), the restrictions set forth in the balance of this Agreement shall not thereby lapse, and the Optionee for himself or herself, his or her heirs, legatees, executors, administrators and other successors in interest, agrees that the Shares shall remain subject to such restrictions. The following provisions shall apply to a repurchase under this Section 12(b):
     (i) The per share repurchase price of the Shares to be sold to the Company upon exercise of its option under this Section 12(b) shall be equal to the Fair Market Value of each such Share determined in accordance with the Plan as of the date of the Company’s notice of repurchase;
     (ii) The Company’s option to repurchase the Optionee’s Shares in the event of termination of employment shall be valid for a period ending on the later of twelve (12) months commencing with the date of such termination of employment; or thirteen (13) months following such Optionee’s exercise of the Option.
     (iii) In the event the Company shall be entitled to and shall elect to exercise its option to repurchase the Optionee’s Shares under this Section 12(b), the Company shall notify the Optionee, or in case of death, his or her representative, in writing of its intent to repurchase the Shares. Such written notice may be mailed by the Company up to and including the last day of the time period provided for in Section 12(b)(ii) for exercise of the Company’s option to repurchase.
     (iv) The written notice to the Optionee shall specify the address at, and the time and date on, which payment of the repurchase price is to be made (the “Closing”). The date specified shall not be less than ten (10) days nor more than sixty (60) days from the date of the mailing of the notice, and the Optionee or his or her successor in interest with respect to the Shares shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the repurchase price shall be delivered to the Optionee or his or her successor in interest and the Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Optionee or his or her successor in interest.
     (c) The provisions of Sections 12(a) and 12(b) shall terminate upon the consummation of a public offering of the securities of the Company pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the 1933 Act.
     (d) The Optionee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Optionee any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Optionee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

     13. NO OBLIGATION TO EMPLOY. The Company is not by the Plan or this Option obligated to continue the Optionee as an employee of the Company.
     14. OPTION IS INTENDED TO BE AN INCENTIVE STOCK OPTION. The parties each intend that the Option be an Incentive Stock Option so that the Optionee (or in the event of Optionee’s death, Optionee’s legal representatives and/or any person who acquired Optionee’s rights to an Option in accordance with Section 7 hereof) may qualify for the favorable tax treatment provided to holders of Options that meet the standards of Section 422 of the Code. Nonetheless, if all or any part of the Option is determined not to be an Incentive Stock Option, the Optionee understands that neither the Company nor any Affiliate is responsible to compensate him or her or otherwise make up for the treatment of the Option as a Non-qualified Stock Option and not as an Incentive Stock Option. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.
     15. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. The Optionee agrees to notify the Company in writing immediately after the Optionee makes a Disqualifying Disposition of any of the Shares acquired pursuant to the exercise of the Option. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of such Shares before the later of (a) two years after the date the Optionee was granted the Option or (b) one year after the date the Optionee acquired Shares by exercising the Option, except as otherwise provided in Section 424(c) of the Code. If the Optionee has died before the Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.
     16. HOLDBACK AGREEMENT. The Optionee agrees, if so requested by the managing underwriter in each underwritten registration of the Company’s capital stock or other securities, not to effect (except as part of such underwritten registration if included therein) any sale, distribution, short sale, loan, grant of options for the purchase of, or otherwise dispose of, any Shares for such period as such underwriter requests, such period in no event to commence earlier than ten (10) days prior to, or to end more than 180 days after, the effective date of such registration. If the managing underwriter advises the Company that, in its opinion, no sale, distribution, short sale, loan, grant of options for the purchase of, or after disposition of, any shares of the Company’s common stock should be effected for a period of not more than 180 days after the effective date of such underwritten registration in order to complete the sale and distribution of the securities included therein and the Company gives notice to such effect to the Optionee, the Optionee shall not (except as part of such underwritten registration if included therein) effect any sale, distribution, short sale, loan, grant of options for the purchase of or otherwise dispose of shares of the Company’s common stock for such period as such managing underwriter advises, such period in no event to commence earlier than ten (10) days prior to, or to end more than 180 days after, the effective date of such registration. The Optionee further agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce the provisions of this Section 16.

     17. NOTICES. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:	Aspen Aerogels, Inc.
30 Forbes Road, Bldg B
Northborough, MA 01532
Telephone: (508) 691-1150
Facsimile: (508) 691-1200
Attention: Chief Financial Officer

If to the Optionee:	At the address of the Optionee as set forth in the records of the Company or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or five (5) business days following mailing by registered or certified mail.
     18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to the conflict of law principles thereof.
     19. BENEFIT OF AGREEMENT. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.
     20. ENTIRE AGREEMENT. This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.
     21. MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended as provided in the Plan or in Section 22 below.
     22. WAIVERS AND CONSENTS. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. Notwithstanding anything to the contrary in the preceding sentence, holders representing a majority of the Shares subject to an Option under the Plan may waive or grant a consent to the departure from the provisions of this Agreement so long as such waiver or consent applies to all holders of Shares subject to an Option under the Plan in the same fashion. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.
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EXHIBIT A
NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION
[Form For Unregistered Shares]

To:	Aspen Aerogels, Inc.
30 Forbes Road, Bldg B
Northborough, MA 01532
Attention: Chief Financial Officer
Ladies and Gentlemen:
     I hereby exercise my Incentive Stock Option to purchase                     shares (the “Shares”) of the common stock, par value $.001 per share, of Aspen Aerogels, Inc. (the “Company”) at the exercise price of $0.22 per share, pursuant to and subject to the terms of that certain Incentive Stock Option Agreement between the undersigned and the Company dated as of                     , 2011.
     I am aware that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws. I understand that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.
     I hereby represent and warrant that (1) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Shares; (2) I have had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to my satisfaction; (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company; and (4) I have such knowledge and experience in financial and business matters that I am able to evaluate the merits and risks of purchasing the Shares and to make an informed investment decision relating thereto.
     I hereby represent and warrant that I am purchasing the Shares for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Shares. I understand that because the Shares have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Shares cannot be sold unless the Shares are subsequently registered under applicable federal and state securities laws or an exemption from such registration requirements is available.
     I agree that I will in no event sell or distribute or otherwise dispose of all or any part of the Shares unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Shares or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

     I consent to the placing of a legend on my certificate for the Shares stating that the Shares have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed without restriction. I understand that at the present time Rule 144 of the Securities and Exchange Commission (the “SEC”) may not be relied on for the resale or distribution of the Shares by me. I understand that the Company has no obligation to me to register the sale of the Shares with the SEC and has not represented to me that it will register the sale of the Shares. I understand the terms and restrictions on the right to dispose of the Shares set forth in the 2001 Equity Incentive Plan, the Incentive Stock Option Agreement and the Fifth Amended and Restated Stockholders’ Agreement among the Company and the Stockholders (as defined therein) dated as of September 22, 2010, and all amendments, modifications, substitutions and replacements thereto (the “Stockholders’ Agreement”), all of which I have carefully reviewed. I agree to become a party to the Stockholders’ Agreement by executing the Joinder attached hereto as Annex 1. I consent to the placing of a legend on my certificate for the Shares referring to such restrictions and the placing of stop transfer orders until the Shares may be transferred in accordance with the terms of such restrictions.
     I have considered the Federal, state and local income tax implications of the exercise of my Option and the purchase and subsequent sale of the Shares.
     I am paying the option exercise price for the Shares as follows: _____________________
     Please issue the stock certificate for the Shares in the name of ___________________________________________, and deliver to the Escrow Agent.
     My mailing address for shareholder communications is:________________________.

Very truly yours,

Optionee (signature)

Print Name

Date

Social Security Number

ANNEX 1
JOINDER TO FIFTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT OF ASPEN AEROGELS, INC.
As of ________________ ___, _____
     The undersigned, ____________________, having a principal business address of ______________________, hereby acknowledges that the undersigned has become a Stockholder of Aspen Aerogels, Inc., a Delaware corporation (the “Company”), as of the date first written above, and hereby joins in the execution of that certain Fifth Amended and Restated Stockholders’ Agreement of the Company, dated as of September 22, 2010 (the “Stockholders Agreement”).
By executing this Joinder, the undersigned hereby:
1. Agrees and acknowledges that the undersigned is a Stockholder of the Company, as such term is defined and used in the Stockholders Agreement, a copy of which has been furnished to the undersigned, with the same force and effect as if originally named therein as a Stockholder and that each reference to a Stockholder in the Stockholders Agreement shall be deemed to include the undersigned; and
2. Agrees to be bound by, and agrees that the undersigned is bound by, all of the terms and provisions of the Stockholders Agreement for all purposes.

Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

ASPEN AEROGELS, INC.
By:
Name:
Title: